CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Registration Statement File No.
33-79794) of our reports dated April 14, 1995, included in Excalibur technologies Corporation's Form 10-K for the year ended January 31, 1995, and to all references to our Firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP

San Diego, California
September 21, 1995